        News Release

James J. Kim to Retire as Executive Chairman
Susan Y. Kim to become Chairman of the Board
TEMPE, Ariz. – September 18, 2024 -- Amkor Technology, Inc. (Nasdaq: AMKR), a leading provider of semiconductor packaging and test services, announced today that James Kim will be stepping down as Executive Chairman of Amkor and retiring from the company effective October 31, 2024. Susan Kim, Amkor’s Executive Vice Chairman, will become Chairman of the Board at that time.
Mr. Kim founded Amkor in 1968 and has been a pioneer in the outsourced semiconductor assembly and test services industry during his more than 56 years of service to the company. In recognition of his extraordinary contributions, the Board will recognize Mr. Kim with the honorary title of Chairman Emeritus upon his retirement.
“After more than 50 years, I have decided that now is the appropriate time for me to retire,” said Mr. Kim. “Amkor is financially sound, and with our strong technology leadership in advanced packaging, a uniquely diversified global footprint, and partnerships with lead customers, we are well positioned for growth. I have full confidence in our president and chief executive officer, Giel Rutten, my daughter, Susan, as Chairman of the Board, and our other Board members to help lead the company to great success in the future.”
“I congratulate Mr. Kim on his remarkable achievements in this industry, and, on behalf of Amkor’s management team and the company’s employees, I thank him for his guidance and leadership,” said Giel Rutten, Amkor’s president and chief executive officer. “He had an entrepreneur’s vision of what Amkor could become, and he devoted immeasurable efforts to turn that vision into a strategic manufacturing partner for the world’s leading semiconductor companies, foundries and electronics OEMs. We welcome Susan Kim in her new role as Chairman of the Board. With this clear demonstration of continuing support from the Kim family, we will continue to follow Mr. Kim’s example of dedication and commitment as we work to extend Amkor’s position as a global advanced packaging leader.”
About Amkor Technology, Inc.
Amkor Technology, Inc. is the world's largest US headquartered OSAT (outsourced semiconductor assembly and test) service provider. Since its founding in 1968, Amkor has pioneered the outsourcing of IC packaging and test services and is a strategic manufacturing partner for the world's leading semiconductor companies, foundries, and electronics OEMs. Amkor provides turnkey manufacturing services for the communication, automotive and industrial, computing, and consumer industries, including but not limited to smartphones, electric vehicles, data centers, artificial intelligence and wearables. Amkor's operational base includes production facilities, research and development centers, and sales and support offices located in key electronics manufacturing regions in Asia, Europe and the United States. For more information visit amkor.com.

        News Release

Forward-Looking Statement Disclaimer
This press release contains forward-looking statements within the meaning of the federal securities laws, including statements about financial condition, growth and competitive position. You are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements in this press release are made based on our current expectations, forecasts, estimates, and assumptions. Because such statements include risks and uncertainties, actual results may differ materially from those anticipated in such forward-looking statements. Risk factors that could affect the outcome of the events set forth in these statements include the factors discussed in the company’s reports filed with or furnished to the Securities and Exchange Commission. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement. We assume no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release except as may be required by applicable law.

Investor Relations
Jennifer Jue
Vice President, Investor Relations and Finance
480-786-7594
jennifer.jue@amkor.com

Media Relations
Christina Parsons
Director, Marketing Communications
480-786-7823
christina.parsons@amkor.com

Social media: @amkortechnology